Exhibit 99

NEWS
FOR IMMEDIATE RELEASE
Contacts:
Greg Burns                Mark Nogal
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces December 2019 Catastrophe Losses and Fourth Quarter Charges

NORTHBROOK, Ill., January 16, 2020 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of December of $25 million, pre-tax ($20 million, after-tax), bringing estimated catastrophe losses for the fourth quarter 2019 to $295 million, pre-tax ($233 million, after-tax).
Estimated fourth quarter 2019 charges
In December, we announced a Transformative Growth Plan, which included a decision to phase out the use of the Esurance brand trade name. This decision resulted in a $51 million, pre-tax charge ($40 million, after-tax) for impairment of the Esurance trade name intangible asset from the 2011 acquisition. This amount will reduce net income but will be excluded from adjusted net income.
We previously disclosed that we will recognize a charge of $37 million for original issuance costs as a result of the redemption of fixed rate noncumulative perpetual preferred stock on October 15, 2019, which will be included in preferred stock dividends, and reflected in both net income and adjusted net income.

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
# # # #